UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 19, 2004

CATAPULT COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

NEVADA	0-24701	77-0086010

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 SOUTH WHISMAN ROAD
MOUNTAIN VIEW, CA 94041
(Address of principal executive offices, including zip code)

650-960-1025
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.
SIGNATURES

Item 1.02. Termination of a Material Definitive Agreement.

On November 19, 2004, Catapult Communications Corporation (the “Company”), Richard A. Karp and Nancy H. Karp terminated that certain Voting Trust Agreement, dated June 8, 1998, by and among Richard A. Karp as trustee, Nancy H. Karp as grantor and beneficiary, the Company and Wilson Sonsini Goodrich & Rosati, Professional Corporation, as amended by the First Amendment to the Voting Trust Agreement, dated January 29, 2003, by and among Richard A. Karp as trustee, Nancy H. Karp as grantor and beneficiary, the Company, Wilson Sonsini Goodrich & Rosati, Professional Corporation and Morgan Stanley & Co. (as amended, the “Voting Trust Agreement”). Until termination of the Voting Trust Agreement, Dr. Karp possessed all rights and powers to vote the shares of the Company held by Ms. Karp. Upon termination, such rights and powers reverted to Ms. Karp.

Dr. Karp and Ms. Karp are directors of the Company. In addition, Dr. Karp serves as the Company’s Chief Executive Officer and Chairman.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATAPULT COMMUNICATIONS CORPORATION
By:	/s/ Christopher Stephenson
Christopher Stephenson
Chief Financial Officer

Date: November 19, 2004

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